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EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Raytheon Company (Raytheon) of our report dated February 18, 1997, with respect to financial statements of the Defense Business of Texas Instruments Incorporated included in Raytheon's Current Report on Form 8-K dated March 14, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG L.L.P.

Dallas, Texas
January 29, 1998